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Exhibit 10(u)                                                         C#: 136825
                                                                      L#: 136826

(KEY GRAPHIC)                                   MASTER EQUIPMENT LEASE AGREEMENT
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      THIS MASTER EQUIPMENT LEASE AGREEMENT dated as of June 23, 2003 ("Master
Lease") is made by and between KEY EQUIPMENT FINANCE, A DIVISION OF KEY CORPORATE CAPITAL INC., having an address at 66 South Pearl Street, Albany, NY 12207 ("Lessor"), and ASHWORTH, INC. with its chief executive offices located at 2765 Loker Avenue West, Carlsbad, CA 92008 ("Lessee").

1. LEASE. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, Equipment, subject to and upon the terms set forth herein and in any Equipment Schedule executed in connection herewith (each, a "Schedule"). Each Schedule shall constitute a separate and enforceable lease incorporating all the terms of this Master Lease (each Schedule, together with this Master Lease as it relates to such Schedule, is referred to herein as a "Lease"). If any term of a Schedule conflicts or is inconsistent with any term of this Master Lease, the terms of such Schedule shall govern.

2. DEFINITIONS. Unless the context otherwise requires, as used in the Lease, the following terms shall have the respective meanings indicated below and shall be equally applicable to both the singular and the plural forms thereof:

"Drawdown Request" shall mean Exhibit A.

"Equipment" means each item of property designated on a Schedule that will be leased by Lessee pursuant to the Lease, together with all replacement parts, additions and accessories incorporated therein or affixed thereto. Where Lessor finances under the Lease payment of fees for Software Licenses and Services, references to leasing, purchases, ownership and administration of "Equipment" under the Lease shall be deemed to include such Financed Fees.

"Equipment Group" shall consist of all items of Equipment listed on a particular Equipment Schedule.

"Fair Market Rental Value" or "Fair Market Sale Value" means the value of Equipment for lease or sale, in place and in continued use, which would be obtained in an arm's length transaction between an informed and willing retail lessor or seller (under no compulsion to lease or sell) and an informed and willing retail lessee or buyer (under no compulsion to lease or purchase), assuming that Equipment is in the condition specified by Sections 10 and 11 hereof, as determined by the parties; provided that, if the parties cannot agree on the Fair Market Rental Value or Fair Market Sale Value, such value shall be determined as follows: (a) each party shall appoint an appraiser and the two appraisers so appointed shall together pick a third appraiser whom shall be paid for by Lessee, (b) such three appraisers shall appraise the specified items of Equipment using their best efforts to determine such value as soon as possible, and (c) if such three appraisers cannot agree on the fair market sale or rental value, then the average of the individual appraisals given by such three appraisers shall constitute the fair market sale or rental value.

"Guarantor" means any guarantor of Lessee's obligations hereunder.

"Financed Fees" means the Software license, usage, or other fees and the charges for Services, if any, specified on a Schedule.

"Guarantor" means any guarantor of Lessee's obligations hereunder.

"Interim Rent" shall have the meaning given in Section 5.

"Interim Term Commencement Date" shall mean the date on which Lessor makes the first Progress Payment.

"Interim Term " shall have the meaning given in Section 6.

"Item of Equipment" shall mean each item of the Equipment.

"Initial Lessor" means Key Equipment Finance, a Division of Key Corporate Capital Inc.

"Initial Term Expiration Date" shall have the meaning specified in the applicable Schedule.

"Lease Documents" means this Master Lease, a Schedule and all other documents relating to or provided in connection with a Lease, prepared by Lessor, and now or hereafter executed in connection herewith or therewith, as the same may be modified, amended, extended or replaced.

"License Agreement" means the software license agreement(s) between Lessee and Licensor relating to Software.

"Licensor" means the Supplier(s) of Software, solely in its (their) capacity as licensor of such Software.

"Outside Closing Date" shall mean February 28, 2004.

"Progress Payments" shall have the meaning given in Section 3.2.

"Purchase Agreement" means any purchase agreement or other contract between a Supplier and Lessee for the acquisition of Equipment to be leased or financed under a Lease.

"Rent" means the periodic payments due for the leasing of Equipment as set forth on the related Schedule and, where the context hereof requires, all such additional amounts as may, from time to time, be payable under a Lease. The term "Rent" shall include interim rent, if any, as described in Section 5 hereof.

"Rent Commencement Date" means, with respect to Equipment, the date on which (a) Lessor receives an executed Certificate of Acceptance (as defined in Section 4 hereof) for Equipment from Lessee or (b) Lessor disburses funds for the purchase of Equipment, as determined by Lessor in its sole discretion.

"Rent Payment Date" shall have the meaning specified in the applicable Schedule.

"Services" means all training, installation, transportation, handling, maintenance, custom programming, integration, technical consulting and support services relating to Equipment and specified on a Schedule.

"Software" means the software and all related documentation, corrections, updates and revisions used in connection with Equipment financed under a Schedule.

"Stipulated Loss Value" shall have the meaning specified in the applicable Schedule.

"Supplier" means the manufacturer or the vendor of the Equipment.

"Term" means the Interim Term, Initial Term or any Renewal Term, each as defined in Section 6 hereof, and any Extended Lease Term or Interim Term, as defined in the applicable Schedule.

3. ORDERING EQUIPMENT. Lessee hereby assigns to Lessor all of Lessee's rights, but none of its obligations, under any Purchase Agreement related to a Lease. Lessor may (a) accept such assignment from Lessee of Lessee's rights, but none of Lessee's obligations, under any such Purchase Agreement and/or (b) issue a purchase order for the Equipment to the Supplier. Lessee shall arrange for delivery of Equipment. If Equipment is subject to an existing Purchase Agreement between Lessee and the Supplier, and Equipment has been delivered to Lessee as of the date of the Schedule applicable thereto, Lessee warrants that it has advised Lessor of the delivery date(s) of such Equipment. Lessee hereby authorizes Lessor to add to each Schedule the serial numbers and other identification data of Equipment associated therewith as such data is received by Lessor.

3.1 ASSIGNMENT OF PURCHASE AGREEMENT. (a) With respect to certain Equipment Groups for which Lessee has requested Lessor to make certain Progress Payments (as defined below). Lessee has entered into Purchase Agreements with Suppliers, pursuant to which Lessee has acquired rights to purchase certain Equipment from such Suppliers. (B) Lessor shall accept an assignment from lessee of Lessee's rights, but none of Lessee's obligations, under any such Purchase Agreement as specified in this section 3.1.

3.2 PROGRESS PAYMENTS. With respect to the Equipment Groups, and as an accommodation during the period of time in which the Equipment within such Equipment Group is being purchased, assembled, installed and/or tested, Lessee has requested Lessor to make certain payments (each, a "Progress Payment," collectively, the "Progress Payments") to the Suppliers, as required by the terms of the Purchase Agreements, in each case subsequent to the effectiveness and enforceability of the Master Lease with respect to such Equipment, but prior to the Rent Commencement Date with respect to the Equipment. Lessor is willing to make such Progress Payments, subject to and upon the terms and conditions set forth herein.

Subject to the terms and conditions set forth herein and in Lease Documents, Lessor hereby agrees to make the Progress Payments upon Lessee's request at the times and in the amounts set forth in the Purchase Agreement or the purchase orders with the Suppliers. Progress Payments shall be made to the address set forth in each Drawdown Request (as defined below).


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Notwithstanding anything to the contrary contained in the Lease Documents,
Lessor shall have no obligation to make any Progress Payment hereunder unless:

      (a) no Event of Default (as defined in Section 18) shall have occurred and be continuing.

      (b) Lessor shall have received the following documents duly executed and delivered to the parties thereto;

(1)   this Master Lease;

(2)   UCC Financing Statements, as reasonably requested by Lessor;

(3)   a Drawdown Request;

(4) an original invoice, acceptable to Lessor, from the vendor to whom payment is requested, countersigned by Lessee, which countersignature shall be conclusively deemed to be Lessee's certification and agreement that the Progress Payment involved is then due and owing and properly payable, and that all conditions precedent to the payment of such invoice have been performed and competed to the satisfaction of Lessee;

(5)   a certificate evidencing the insurance that is required hereunder;

(6) with respect to payments to Lessee to reimburse it for payments previously made to third party vendors, (i) either copies of checks (front and back) or, if funds were wired, a copy of a wire confirmation receipt, (ii) copies of invoices marked "paid in full", and (iii) for confirmation purposes, the name and telephone number of such vendor; and

(7) any other instruments or documents as may be reasonably requested by Lessor.

      (c) Lessor shall have received from Lessee a drawdown fee of $50.00 per drawdown;

3.3 MASTER LEASE IN FULL FORCE AND EFFECT AS TO PROGRESS PAYMENTS. Lessee hereby acknowledges that, with respect to the Progress Payments hereunder (and the Equipment Group to which such Progress Payments relate) this Master Lease shall be deemed to be in full force and effect against Lessee with respect to such Equipment with the same force and effect as if an Equipment Schedule was executed with respect to each item of such Equipment and Lessee had acknowledged its unqualified acceptance of each item of such Equipment, on the date of the Progress Payment relating thereto.

4. DELIVERY AND ACCEPTANCE. Upon delivery to and acceptance by Lessee of any Equipment, Lessee shall execute and deliver to Lessor a Certificate of Acceptance in form acceptable to Lessor ("Certificate of Acceptance"). EXCEPT AS OTHERWISE PROVIDED HEREIN, LESSOR SHALL HAVE NO OBLIGATION TO ADVANCE ANY FUNDS HEREUNDER UNLESS AND UNTIL LESSOR RECEIVES A CERTIFICATE OF ACCEPTANCE FOR SUCH EQUIPMENT EXECUTED BY LESSEE.

5. RENT; DELINQUENT PAYMENTS. (a) The rental amount payable by the Lessee to the Lessor during the Interim Term for the Equipment (the "Interim Term") shall be equal to the total of each progress payment on such Equipment by Lessor from the date of such advance multiplied by a floating rate per annum (the "Interest Rate") equal to the Prime Rate (as hereinafter defined) in effect from time to time plus fifty hundredths percent (.50%). The Interim Rent shall be immediately and correspondingly adjusted with each change in the Prime Rate, be calculated on the basis of a 360-day year consisting of twelve 30-day months, and accrue until the date of receipt of payment. The Interim Rent shall be made to KEF at P.O. Box 1865, Albany, New York 12201-1865, or at such other place as KEF may designate from time to time in writing. As used herein, "Prime Rate" means the prime rate announced from time to time in The Wall Street Journal, published on the business day on, or immediately prior to the 28th day of the month immediately preceding such calendar month. If the Prime Rate is no longer available, KEF will choose a new index that is based upon comparable information and will give Borrower notice of such new "Prime Rate." Interim Rent at the rates aforesaid shall be due and payable monthly in advance on the Rent Commencement Date and on the same day each month thereafter.

      (b) Lessee shall pay Rent commencing on the Rent Commencement Date, and, unless otherwise set forth on the applicable Schedule, on the same day of each payment period thereafter for the balance of the Term. Rent shall be due whether or not Lessee has received any notice that it is due, and all Rent shall be paid to Lessor at its address set forth on the Schedule, or as otherwise directed by Lessor in writing.

      (c) If Lessee fails to pay any Rent or other sums under the Lease on or before the date when the same becomes due, Lessee shall pay to Lessor (in addition to and not in lieu of other rights of Lessor) a late charge equal to the lesser of five percent of such delinquent amount or the maximum permitted by law. Such late charge shall be payable by Lessee upon demand by Lessor and shall be deemed Rent hereunder. Lessee acknowledges and agrees that the late charge
(i) does not constitute interest, (ii) is an estimate of the costs Lessor will incur as a result of the late payment and (iii) is reasonable in amount.

6. TERM; SURVIVAL. such The term of each Lease shall be comprised of an Interim Term and an Initial Term, followed by any Renewal or Extended Terms. With respect to each Item of Equipment and/or Progress Payments covered thereby, the Interim Term shall commence upon the earlier of the first Progress payment or the date such Item of Equipment is delivered to Lessee and shall terminate on the Rent Commencement Date, as specified in the next sentence, after Lessee has delivered to Lessor the Certificate of Acceptance, in accordance with Sections 4 and 6 hereof (the "Interim Term). The initial term ("Initial Term") of this Lease with respect to an Equipment Schedule shall commence on the Rent Commencement Date and shall terminate at the end of the period specified in the Equipment Schedule. The Rent Commencement Date shall fall on the first day of the month the immediately following the date on which the last acceptance of Equipment subject to such Equipment Schedule has occurred. With respect to Equipment Schedule, any renewal term of this Lease (individually,a "Renewal
Term), as contemplated hereby, shall commence immediately upon the expiration of the Initial Term or any prior Renewal Term, as the case may be, and unless earlier terminated as provided herein, shall expire on the date on which the final payment of Rent is due and paid hereunder. All indemnification obligations of Lessee hereunder shall survive the expiration, cancellation or other termination of the Term thereof. With respect to an Item of Equipment, an renewal term of this Lease (individually, a Renewal Term"), as contemplated hereby, shall commence immediately upon the expiration of the Initial Term or any prior Renewal Term, as the case may be, and unless earlier terminated as provided herein, shall expire on the date on which the final payment of Rent is due and paid hereunder. All obligations of Lessee hereunder shall survive the expiration, cancellation or other termination of the Term hereof.

6.1 INTERIM TERM CLOSING DATE. (a) For each Equipment Schedule, the Interim Term shall terminate and the Initial Term shall commence on the Rent Commencement Date. On or before the Rent commence Date, the following documents shall be duly executed and delivered by the parties thereto and shall each be in full force and effect;

(1)   an Equipment Schedule, together with all addenda thereto;

(2) a Certificate of Acceptance, delivered by Lessee to Lessor on the Rent Commencement Date, with respect to the Equipment specified in the applicable equipment schedule;

(3)   all other documents reasonably contemplated hereby; and

(4)   all other documents as may be reasonably requested by Lessor.

            (b) Subject to the terms and conditions hereof, on the Rent Commencement Date, Lessee shall pay Interim Rent to Lessor.

            (c) On the Rent Commencement Date, the Rent (other than the Interim Rent which is paid as required above) due and owing by Lessee under the Lease shall commence and be payable as set forth in the Equipment Schedule.

6.2 TITLE. On the Rent Commencement Date, after giving effect to the transactions contemplated hereby, Lessor shall have good and marketable title to the Equipment, free and clear of all Liens.

6.3 FAILURE TO CLOSE. If the Interim Term has not been completed by the Outside Closing Date, then and in such case, on the Outside Closing Date:

            (a) Lessee promptly shall purchase from Lessor all of the Equipment at a purchase price (to be paid by cash, certified check or wire transfer of funds) in an amount equal to the aggregate amount of all costs, disbursements and expenses incurred or committed to be incurred by Lessor with respect thereto; and


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            (b)   In addition to such purchase price, Lessee shall pay to lessor all amounts due Lessor under Section 5 (a) of this Master Equipment Lease Agreement, accrued up to and including the date the Equipment is purchased by Lessee. Upon receipt of the foregoing purchase price by Lessor from Lessee in consideration thereof, Lessor shall convey, by quitclaim instrument of transfer, without recourse of any nature or kind whatsoever, Lessor's entire right, title and interest in and to such Equipment.

7. LOCATION; INSPECTION; LABELS. Equipment shall be delivered to the location specified in the Schedule and shall not be removed therefrom without Lessor's prior written consent. Lessor shall have the right to enter upon the premises where the Equipment is located and inspect the Equipment at any reasonable time. At Lessor's request, Lessee shall (a) affix permanent labels in a prominent place on Equipment stating Lessor's interest in the Equipment, (b) keep such labels in good repair and condition and (c) provide Lessor with an inventory listing of all labeled Equipment within thirty days of such request.

8. NON-CANCELABLE LEASE. THE LEASE IS A NET LEASE. LESSEE'S OBLIGATION TO PAY RENT AND PERFORM ITS OBLIGATIONS HEREUNDER ARE ABSOLUTE, IRREVOCABLE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY RIGHT OF SET OFF, COUNTERCLAIM, DEDUCTION, DEFENSE OR OTHER RIGHT LESSEE MAY HAVE AGAINST THE SUPPLIER, LESSOR OR ANY OTHER PARTY; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL PRECLUDE LESSEE FROM ASSERTING ANY SUCH CLAIMS IN A SEPARATE CAUSE OF ACTION. LESSEE UNDERSTANDS AND AGREES THAT NEITHER THE SUPPLIER NOR ANY SALES REPRESENTATIVE OR OTHER AGENT OF THE SUPPLIER IS AN AGENT OF LESSOR OR IS AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF THE LEASE, AND NO SUCH WAIVER OR ALTERATION SHALL VARY THE TERMS OF THE LEASE. LESSOR IS NEITHER A SUPPLIER NOR A LICENSOR, AND LESSOR IS NOT RESPONSIBLE FOR REPAIRS, SERVICE OR DEFECTS IN EQUIPMENT. LESSEE AGREES NOT TO ASSERT AGAINST LESSOR ANY CLAIMS OR DEFENSES LESSEE MAY HAVE WITH RESPECT TO EQUIPMENT, AND UNDERSTANDS THAT IT MAY ASSERT SUCH CLAIMS AGAINST SUPPLIER OR LICENSOR.

9. USE; ALTERATIONS. (a) Lessee shall use Equipment lawfully and only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear. Lessee shall comply with all applicable laws. Lessee shall immediately notify Lessor, in writing, upon becoming aware of any existing or threatened investigation, claim or action by any governmental authority that could adversely affect Equipment, Lessor or the Lease. Lessee, at its own expense, shall make such alterations, additions or modifications (each, a "Required Alteration") to Equipment as may be required from time to time to meet the requirements of applicable law or a governmental body. All such Required Alterations shall immediately, and without further act, be deemed to constitute "Equipment" and be fully subject to the Lease as if originally leased hereunder. Except as otherwise permitted herein, Lessee shall not make any alterations to Equipment without Lessor's prior written consent.

      (b) Lessee, at its own expense, may from time to time add or install upgrades or attachments (each an "Upgrade") to Equipment during the Term; provided, that such Upgrades (i) are readily removable without causing material damage to Equipment, (ii) do not materially adversely affect the Fair Market Sale Value, the Fair Market Rental Value, residual value, productive capacity, utility or remaining useful life of Equipment and (iii) do not cause Equipment to become "limited use property" within the meaning of Revenue Procedure 2001-28, 2001-19 I.R.B. 1156 (or such other successor tax provision), as of the date of installation of such Upgrade. Any such Upgrades shall remain the property of Lessee. Upon the expiration or earlier cancellation of the Lease, Lessee may, at its option, remove any such Upgrades and, upon such removal, shall restore Equipment to the condition required hereunder.

      (c) If any Equipment covered under any Lease becomes attached or affixed to, or used in connection with, Equipment covered under another Lease hereunder (a "Related Lease"), Lessee agrees that, if Lessee elects to exercise a purchase or renewal option under any such Lease, or if Lessee elects to return Equipment under any such Lease, then Lessor, in its sole discretion, may require that all Equipment leased under all Related Leases be similarly disposed of.

10. REPAIRS AND MAINTENANCE. Lessee, at Lessee's cost and expense, shall (a) keep Equipment in good repair, good operating condition, appearance and working order in compliance with the manufacturer's recommendations and Lessee's standard practices (but in no event less than industry practices), (b) take all actions necessary to ensure that the Equipment will be eligible, at the expiration of the Initial Term and any Renewal Term, for a standard, full service maintenance contract with the manufacturer, (c) properly service all components of Equipment following the manufacturer's written operating and servicing procedures, (d) enter into and keep in full force and effect during the Term a maintenance agreement covering the Equipment with the manufacturer, or a manufacturer-approved maintenance organization, to maintain, service and repair such Equipment, as otherwise required herein (but an alternate source of maintenance may be used by Lessee with Lessor's prior written consent), (e) upon Lessor's request furnish Lessor with an executed copy of any such maintenance agreement, and (f) replace any part of the Equipment that becomes unfit or unavailable for use from any cause (whether or not such replacement is covered by a maintenance agreement) with a replacement part that, in Lessor's sole opinion, is of the same manufacture, value, remaining useful life and utility as the replaced part immediately preceding the replacement, assuming that such replaced part was in the condition required by this Lease. Replacement parts shall be free and clear of all liens, constitute Equipment and be fully subject to this Lease as if originally leased hereunder.

11. RETURN OF EQUIPMENT. Except as otherwise provided in a Schedule, upon the expiration or earlier termination or cancellation of each Lease, Lessee, at its sole expense, shall de-install, assemble, pack properly and in accordance with the manufacturer's instructions (under the supervision of persons acceptable to Lessor), including labeling of all components and hardware, and return to Lessor all, but not less than all, Equipment by delivering the Equipment to and unloading it at such location or with such carrier as Lessor shall specify. Lessee agrees that (a) Equipment, when returned, shall be in the condition required by the Lease, and (b) upon Lessor's request, Lessee will obtain from the manufacturer (or other maintenance service provider previously approved by Lessor or manufacturer) a certificate stating that such Equipment qualifies for full maintenance service at the standard rates and terms then in effect. If, in the opinion of Lessor, any Equipment fails to meet the standards set forth above, Lessee agrees to pay, on demand, all costs and expenses incurred in connection with the repairing and restoring of such Equipment so as to meet such standards. If Lessee fails to return any Equipment as required hereunder, then all of Lessee's obligations under the Lease (including, without limitation, Lessee's obligation to pay Rent for the Equipment at the rental then applicable under the Lease) shall continue in full force and effect until such Equipment shall have been returned in the condition required under the Lease.

12. SUBLEASE AND ASSIGNMENT. (a) LESSEE SHALL NOT, WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, (I) SELL, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE OR OTHERWISE DISPOSE OF THE LEASE, EQUIPMENT OR ANY INTEREST THEREIN, (II) RENT, SUBLET OR LEND EQUIPMENT TO ANYONE OTHER THAN LESSEE OR LESSEE'S AFFILIATES OR (III) PERMIT EQUIPMENT TO BE USED BY ANYONE OTHER THAN THEIR RESPECTIVE QUALIFIED EMPLOYEES.

      (b) Lessor, at any time with or without notice to Lessee, may sell, transfer, assign and/or grant a security interest in all or any part of Lessor's interest in each Lease or any Equipment (each, a "Lessor Transfer"). Any purchaser, transferee, assignee or secured party of Lessor (each a "Lessor Assignee") shall have and may exercise all of Lessor's rights hereunder with respect to the items to which any such Lessor Transfer relates, and Lessee shall not assert against any Lessor Assignee any claim that Lessee may have against Lessor provided, Lessee may assert any such claim in a separate action against Lessor. Upon written notice of a Lessor Transfer, Lessee shall promptly acknowledge in writing its obligations under the applicable Lease, shall comply with the written directions or demands of any Lessor Assignee and shall make all payments due under the applicable Schedule as directed in writing by the Lessor Assignee. Following such Lessor Transfer, the term "Lessor" shall be deemed to include or refer to each Lessor Assignee. Lessee will provide reasonable assistance to Lessor to complete any transaction contemplated by this subsection
(b).

      (c)   Subject to the restriction on assignment contained in subsection
(a), the Lease Documents shall inure to the benefit of, and are binding upon, the successors and assigns of the parties thereto including, without limitation, each person who becomes bound thereto as a "new debtor" as set forth in the Uniform Commercial Code ("UCC").

13. RISK OF LOSS; DAMAGE TO EQUIPMENT. (a) Lessee shall bear the entire risk of loss (including without limitation, theft, destruction, disappearance of or damage to Equipment from any cause whatsoever), whether or not insured against, during the Term of each Lease and until Equipment is returned to Lessor in accordance with Section 11 hereof. No such loss shall relieve Lessee of the obligation to pay Rent or of any other obligation under the related Lease.

      (b) If any Equipment is lost, stolen or damaged beyond repair, or confiscated, seized or the use and/or title thereof requisitioned to someone other than Lessee (any such event being a "Total Loss"), Lessee shall immediately notify Lessor of such event. On the next Rent Payment Date following the occurrence of the Total Loss, at Lessor's option, Lessee shall either (i) replace Equipment with equipment that, in Lessor's sole opinion, is of the same manufacture, value, remaining useful life and utility as the replaced Equipment immediately preceding the replacement, assuming such replaced Equipment was in the condition required by the Lease or (ii) pay to Lessor the sum of (A) all Rent due and owing under the Lease with respect to such Equipment (at the time of such payment)


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plus (B) the Stipulated Loss Value for the Equipment as of that Rent Payment
Date. If Lessor elects to allow replacement of Equipment as set forth in subsection (i) above, Lessee shall cause the Supplier of such replacement equipment to deliver to Lessor a bill of sale for such equipment free and clear of all liens and encumbrances, and such replacement equipment shall become Equipment subject to the applicable Lease. Upon Lessor's receipt of the bill of sale or the amounts specified in subsection (ii) above, Lessee shall be entitled to Lessor's interest in the replaced Equipment, in its then condition and location, "as is" and "where is," without any warranties, express or implied.

14. INSURANCE. (a) Lessee shall, at all times during the Term of each Lease and at Lessee's own cost and expense, maintain (i) insurance against all risks of physical loss or damage to Equipment for the greater of the full replacement value or the Stipulated Loss Value thereof, and (ii) commercial general liability insurance (including blanket contractual liability coverage and products liability coverage) for personal and bodily injury and property damage per occurrence as stated in each Schedule.

      (b) All insurance policies required hereunder shall include terms, and be with insurance carriers, reasonably satisfactory to Lessor. Without limiting the generality of the foregoing, each policy shall include the following terms:
(i) all physical damage insurance shall name Lessor and its assigns as loss payee, (ii) all liability insurance shall name Lessor and its assigns as additional insureds, (iii) the policy shall not be canceled or altered without at least thirty days advance notice to Lessor and its assigns and (iv) coverage shall not be invalidated against Lessor or its assigns because of any violation of any condition or warranty contained in any policy or application therefor by Lessee or by reason of any action or inaction of Lessee. On each anniversary of the Rent Commencement Date during the term hereof, Lessee shall deliver to Lessor certificates or other proof of insurance satisfactory to Lessor evidencing the coverage required by this section.

15. TAXES. Lessee shall pay when due and shall indemnify and hold harmless Lessor (on an after-tax basis) from and against any and all taxes, fees, withholdings, levies, imposts, duties, assessments and charges of every kind and nature whatsoever (including any related penalties and interest) imposed upon or against Lessor, any Lessor Assignee, Lessee or any Equipment by any governmental authority in connection with, arising out of or otherwise related to Equipment, the Lease Documents or the Rent and receipts or earnings arising therefrom and excepting only all Federal, state and local taxes on or measured by Lessor's net income. Whenever each Lease expires, terminates or is canceled as to any Equipment, Lessee, upon written request by Lessor, shall advance to Lessor the amount estimated by Lessor to be the taxes on said Equipment that are not yet payable, but for which Lessee is responsible. At Lessee's request, Lessor shall provide Lessee with Lessor's method of computation of any such estimated taxes.

16. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to perform any of its obligations contained herein, Lessor may (but shall not be obligated to) itself perform such obligations, and the amount of the reasonable costs and expenses of Lessor incurred in connection with such performance, together with interest on such amount at the lesser of eighteen percent per annum or the maximum permitted by law, shall be payable by Lessee to Lessor upon demand. No such performance by Lessor shall be deemed a waiver of any rights or remedies of Lessor or be deemed to cure the default of Lessee hereunder.

17. PERSONAL PROPERTY; LIENS. Lessee represents and warrants that the Equipment is, and shall at all times remain, fully removable personal property notwithstanding any affixation or attachment to real property or improvements. Except as relates to the security interest in favor of Bank of America, N.A., as administrative agent arising pursuant to that certain Security Agreement dated April 24, 2003 between Bank of America, N.A., as administrative agent and Ashworth, Inc. Lessee shall at all times keep Equipment free and clear from all liens and encumbrances of any kind or nature other than those created by, through or under Lessor. If, in violation of the foregoing covenant, any prohibited lien or encumbrance shall attach to Equipment, Lessee shall (a) give Lessor immediate written notice thereof and (b) promptly, at Lessee's sole cost and expense, take such action as may be necessary to discharge such lien.

18. DEFAULT; REMEDIES. (a) As used herein, the term "Default" means any of the following events: (i) Lessee fails to pay any Rent or other amount due under a Lease within ten days after the same shall have become due; (ii) Lessee or any Guarantor becomes insolvent or makes an assignment for the benefit of its creditors; (iii) a receiver, trustee, conservator or liquidator of Lessee or any Guarantor of all or a substantial part of Lessee's or such Guarantor's assets is appointed with or without the application or consent of Lessee or such Guarantor, respectively; (iv) a petition is filed by or against Lessee or any Guarantor under any bankruptcy, insolvency or similar law; (v) Lessee or any Guarantor violates or fails to perform any provision of either this Lease or any other loan, lease or credit agreement or any acquisition or purchase agreement with Lessor or any other party; (vi) any warranty or representation made by Lessee herein proves to have been false or misleading when made; (vii) there is a material adverse change in Lessee's or any Guarantor's financial condition since the related Rent Commencement Date; (viii) Lessee or any Guarantor merges or consolidates with any other corporation or entity, or sells, leases or disposes of all or substantially all of its assets without the prior written consent of Lessor; (ix) Lessee or any Guarantor, if an individual, dies or, if not an individual, is dissolved; or (x) any filing by Lessee of a termination statement for any financing statement filed by Lessor while any obligations are owed by Lessee under a Lease. A Default with respect to any Lease shall, at Lessor's option, constitute a Default for all Leases and any other agreements between Lessor and Lessee.

      (b) Upon the occurrence of a Default, Lessor may do one or more of the following as Lessor in its sole discretion shall elect: (i) proceed by appropriate court action to enforce performance by Lessee of the related Lease or to recover damages, including incidental and consequential damages, for the breach thereof; (ii) cause Lessee, at its expense, promptly to assemble Equipment and return the same to Lessor at such place as Lessor may designate in writing; (iii) by notice in writing to Lessee, cancel or terminate the related Lease, without prejudice to any other remedies hereunder; (iv) enter upon the premises of Lessee or other premises where any Equipment may be located and, without notice to Lessee and with or without legal process, take possession of and remove all or any such Equipment without liability to Lessee by reason of such entry or taking possession, and without such action constituting a cancellation or termination of the Lease unless Lessor notifies Lessee in writing to such effect; (v) by written notice to Lessee specifying a payment date (the "Remedy Date"), demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the Remedy Date, as liquidated damages for loss of a bargain and not as a penalty, a sum equal to (A) any unpaid Rent due prior to the Remedy Date (together with interest on such amount at the lesser of eighteen percent per annum or the maximum permitted by law from the Remedy Date to the date of actual payment), plus (B) the Stipulated Loss Value; (vi) sell Equipment at public or private sale or hold, keep idle or lease to others any Equipment; and
(vii) exercise any other right or remedy available to Lessor under applicable law. In addition, Lessee shall be liable for all reasonable costs, expenses, and legal fees incurred in enforcing Lessor's rights under the Lease, before or in connection with litigation or arbitration and for any deficiency in the disposition of the Equipment. Lessor's recovery hereunder shall in no event exceed the maximum recovery permitted by law.

      (c) If a Default occurs, Lessee hereby agrees that ten days' prior notice to Lessee of any public sale or of the time after which a private sale may be negotiated shall be conclusively deemed reasonable notice. None of Lessor's rights or remedies hereunder are intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy referred to hereunder or otherwise available to Lessor at law or in equity, and no express or implied waiver by Lessor of any Default shall constitute a waiver of any other Default or a waiver of any of Lessor's rights.

      (d) With respect to any exercise by Lessor of its right to recover and/or dispose of any Equipment or any other collateral securing Lessee's obligations under any Lease, Lessee acknowledges and agrees that Lessor may dispose of Equipment on an "AS-IS, WHERE-IS" basis, in compliance with applicable law and with such preparation (if any) as Lessor determines to be commercially reasonable. Lessee shall remain liable for any deficiency in the disposition of the Equipment, and any purchase by Lessor of the Equipment may be through a credit to some or all of Lessee's obligations under any Lease.

19. NOTICES. All notices and other communications hereunder shall be in writing and shall be transmitted by hand, overnight courier or certified mail (return receipt requested), US postage prepaid. Such notices and other communications shall be addressed to the respective party at the address set forth above or at such other address as any party may, from time to time, designate by notice duly given in accordance with this section. Such notices and other communications shall be effective upon the earlier of receipt or three days after mailing if mailed in accordance with the terms of this section.

20. INDEMNITY. Lessee shall indemnify and hold harmless Lessor and each Lessor Assignee, on an after tax basis, from and against any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys' fees), obligations, liabilities, demands and judgments (collectively, a "Liability") arising out of or in any way related to: (a) Lessee's failure to perform any covenant under the Lease Documents, (b) the untruth of any representation or warranty made by Lessee under the Lease Documents, (c) the order, manufacture, purchase, ownership, selection, acceptance, rejection, possession, rental, sublease, operation, use, maintenance, control, loss, damage, destruction, removal, storage, surrender, sale, condition, delivery, return or other disposition of or any other matter relating to any Equipment or (d) injury to persons, property or the environment including any Liability based on strict liability in tort, negligence, breach of warranties or Lessee's failure to comply fully with applicable law or regulatory requirements; provided, that the foregoing indemnity shall not extend to any Liability to the extent resulting solely from the gross negligence or willful misconduct of Lessor.

21. FEES AND EXPENSES. Lessee shall pay all reasonable costs and expenses of Lessor, including, without limitation, attorneys' and other professional fees, returned check or non-sufficient funds charges, the fees of any collection agencies and appraisers and all other costs and expenses related to any sale or re-lease of Equipment (including storage costs) incurred by Lessor in enforcing any of the terms, conditions or provisions hereof or in protecting Lessor's rights hereunder.

22. FINANCIAL AND OTHER DATA. During the Term hereof, Lessee shall furnish Lessor (a) as soon as available, and in any event within one hundred twenty days after the last day of each fiscal year, financial statements of Lessee and each Guarantor and (b) from time to time as Lessor may reasonably request, other financial reports, information or data (including federal and state income tax returns) and quarterly or interim financial statements of Lessee and each Guarantor. All such information shall be audited (or if audited information is not available, compiled or reviewed) by an independent certified public accountant.

23. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants that (a) the address stated above is the chief place of business and chief executive office of Lessee, Lessee's full and accurate legal name is as stated above and the information describing Lessee set forth under Lessee's signature below is accurate in all respects; (b) Lessee is either (i) an individual and the sole proprietor of its business which is located at the address set forth above and doing business only under the names disclosed herein, or (ii) a limited liability company or corporation duly organized and validly existing in good standing under the laws of the state of its organization or incorporation, or (iii) a general or limited partnership organized under the laws of the state of its principal place of business set forth in the Lease or the Lease Documents and the individual general partner executing this Master Lease has the full authority to represent, sign for and bind Lessee in all respects; (c) the execution, delivery and performance of this Master Lease and all related instruments and documents (i) have been duly authorized by all necessary action on the part of Lessee, (ii) do not require the approval of any stockholder, partner, manager, trustee, or holder of any obligations of Lessee except such as have been duly obtained, and (iii) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or contravene the operating agreement, charter or by-laws of Lessee, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound; (d) the Lease Documents when entered into will constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with their terms; (e) there are no actions or proceedings to which Lessee is a party, and there are no other threatened actions or proceedings of which Lessee has knowledge, before any governmental authority which, either individually or in the aggregate, would adversely affect the financial condition of Lessee or the ability of Lessee to perform its obligations hereunder; (f) Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would adversely affect the financial condition of Lessee or the ability of Lessee to perform its obligations hereunder and (g) the financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

24.   LESSEE'S WAIVERS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES
(A) ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A OF THE UCC AND (B) ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE TO RECOVER INCIDENTAL OR CONSEQUENTIAL DAMAGES FROM LESSOR FOR ANY BREACH OF WARRANTY OR FOR ANY OTHER REASON OR TO SET OFF OR DEDUCT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM LESSOR'S DEFAULT, IF ANY, UNDER THE RELATED LEASE.

25. UCC FILINGS. LESSEE HEREBY AUTHORIZES LESSOR TO AUTHENTICATE AND/OR FILE ALL UCC FINANCING STATEMENTS AND AMENDMENTS THAT IN LESSOR'S SOLE DISCRETION ARE DEEMED NECESSARY OR PROPER TO SECURE OR PROTECT LESSOR'S INTEREST IN EQUIPMENT IN ALL APPLICABLE JURISDICTIONS. Lessee hereby ratifies, to the extent permitted by law, all that Lessor shall lawfully and in good faith do or cause to be done by reason of and in compliance with this section. Lessee shall provide written notice to Lessor at least thirty days prior to any contemplated change in Lessee's name, jurisdiction of organization or chief executive office address.

26. MISCELLANEOUS; GOVERNING LAW. Time is of the essence with respect to each Lease. Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision of a Lease shall not be construed as a consent or waiver of any provision of such Lease. The Lease will be binding upon Lessor only if executed by a duly authorized officer or representative of Lessor at Lessor's address set forth above. An authorized signer of Lessee shall execute the Lease Documents on Lessee's behalf. Any provision of a Lease that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof. Captions are intended for convenience or reference only, and shall not be construed to define, limit or describe the scope or intent of any provisions hereof. Lessee will promptly execute or otherwise authenticate and deliver to Lessor such further documents, instruments, assurances and other records and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this agreement and each Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder and thereunder. EACH LEASE IS BEING DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS. LESSOR AND LESSEE HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO EQUIPMENT OR EACH LEASE. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY LESSOR AND LESSEE WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO EACH LEASE AND THE LEASE DOCUMENTS.

27. QUIET ENJOYMENT. So long as no Default has occurred and is continuing, Lessee shall peaceably hold and quietly enjoy Equipment without interruption by Lessor or any person or entity claiming through Lessor.

28. ENTIRE AGREEMENT. Each Lease, together with all other Lease Documents, constitutes the entire understanding or agreement between Lessor and Lessee with respect to the leasing of Equipment covered thereby, and there is no understanding or agreement, oral or written, which is not set forth herein or therein. No Lease may be amended except by a writing signed by Lessor and Lessee. Delivery of an executed Lease Document by facsimile or any other reliable means shall be deemed as effective for all purposes as delivery of a manually executed copy. Lessee shall provide to Lessor the manually executed original of any Lease Document delivered by facsimile within five days.

29. MORE THAN ONE LESSEE. If more than one person or entity executes the Lease Documents as "Lessee," the obligations of "Lessee" shall be deemed joint and several and all references to "Lessee" shall apply both individually and jointly.

30. DISCLAIMER OF WARRANTIES. LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, TITLE TO, DESIGN, OPERATION, CONDITION, OR QUALITY OF THE MATERIAL OR WORKMANSHIP IN, EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), LACK OF INFRINGEMENT ON ANY PATENT, TRADEMARK OR COPYRIGHT, AND LESSOR HEREBY DISCLAIMS ALL SUCH WARRANTIES; IT BEING UNDERSTOOD THAT THE EQUIPMENT IS LEASED TO LESSEE "AS IS, WHERE IS." LESSEE HAS MADE THE SELECTION OF THE EQUIPMENT FROM THE SUPPLIER BASED ON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY STATEMENTS OR REPRESENTATIONS MADE BY LESSOR. IN NO EVENT SHALL LESSOR BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES. LESSOR HEREBY ASSIGNS TO LESSEE FOR THE TERM OF EACH LEASE WITHOUT RECOURSE AND FOR SO LONG AS LESSEE IS NOT IN DEFAULT UNDER ANY LEASE, ANY WARRANTY PROVIDED BY THE SUPPLIER.

31. EXECUTION IN COUNTERPARTS. The Master Lease and all other Lease Documents may be executed in several counterparts and by different parties hereto or thereto on separate counterparts, each of which when so executed or otherwise authenticated and delivered shall be an original, but all such counterparts shall together consist of one and the same instrument; except, to the extent that any Lease Documents constitute chattel paper under the UCC, no security interest therein may be created other than through the transfer or possession of the original counterpart, which shall be identified by Lessor.

32.   SOFTWARE. To the extent that any Schedule relates to Software:

      (a) Lessee acknowledges that (i) all Software is furnished to Lessee under one or more separate License Agreements governing Lessee's rights thereto,
(ii) the Lease does not convey any explicit or implicit license for the use of Software or other intellectual property relating to Equipment, and (iii) Lessor does not hold title to any Software and Lessee is or shall be the licensee of such Software directly from the Licensor.

      (b) Lessee shall not amend, modify or otherwise alter, any term or condition of any License Agreement, including, without limitation, any such term or condition related to (i) payment of any amounts due thereunder, (ii) any liabilities or obligations of Lessee as licensee, (iii) the payment of late fees on past due amounts, or (iv) the payment of applicable taxes; provided, however, that this provision shall not apply to those terms or conditions relating solely to amounts owing to Licensor which have not been financed under the Lease.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Master Lease as of the day and year first above written.

LESSOR:                                        LESSEE:

KEY EQUIPMENT FINANCE, A DIVISION OF           ASHWORTH, INC.
KEY CORPORATE CAPITAL INC.
                                               X /s/ Peter Case
By: /s/ Michael A. Wood                          --------------
   --------------------                        Name: Peter Case
NAME:  Michael A. Wood                         Title: VP of Finance
TITLE:  Regional Business Unit Manager
                                               Organization Type: Corporation
                                               Jurisdiction of: Delaware

                                                                    AMENDMENT 01
                                             TO MASTER EQUIPMENT LEASE AGREEMENT
--------------------------------------------------------------------------------

      THIS AMENDMENT dated as of June 23, 2003 amends that certain Master Equipment Lease Agreement dated as of June 23, 2003 between KEY EQUIPMENT FINANCE, A DIVISION OF KEY CORPORATE CAPITAL INC., as Lessor, and ASHWORTH, INC., as Lessee (the "Master Lease"). Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Master Lease.

      Lessor and Lessee hereby agree that the Master Lease will be amended, with respect to each Equipment Schedule executed in connection therewith, to add the following section:

      1. For so long as the Security Agreement dated as of April 24, 2003 between BANK OF AMERICA, N.A. AS ADMINISTRATIVE AGENT ("Bank") and Lessee (as the same has been or may be amended, the "Loan Agreement", shall be in effect, Lessee agrees that, within thirty (30) days of its submission to the Bank, it shall provide Lessor with a copy of its quarterly compliance certificate issued in connection with the Loan Agreement. To the extent such Loan Agreement is terminated, cancelled or expires, but is replaced by a different loan agreement or credit facility, Lessee shall provide copies of such compliance certificates required to be delivered under such successor loan agreement or credit facility, if any.

      2. In the event that an Event of Default has occurred under the Loan Agreement, Lessee hereby covenants and agrees that it shall provide notice to Lessor of such Default within twenty (20) days of either its occurrence or after the applicable cure periods, if any.

      EXCEPT AS MODIFIED HEREBY, ALL OF THE TERMS, COVENANTS AND CONDITIONS OF THE MASTER LEASE SHALL REMAIN IN FULL FORCE AND EFFECT AND ARE IN ALL RESPECTS HEREBY RATIFIED AND AFFIRMED.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above written.

LESSOR:                                        LESSEE:

KEY EQUIPMENT FINANCE,                         ASHWORTH, INC.
A DIVISION OF KEY CORPORATE CAPITAL INC.
                                               X /s/ Peter Case
By: /s/ Michael A. Wood                          -------------
   --------------------                        Name: Peter Case
Name: Michael A. Wood                          Title: VP of Finance
Title: Regional Business Unit Manager

                                                                      C#: 136825
                                                                      L#: 136826

(KEY GRAPHIC)                                   ASSIGNMENT OF PURCHASE AGREEMENT
--------------------------------------------------------------------------------

      ASHWORTH, INC. ("Assignor"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, conveys, transfers, pledges and assigns unto KEY EQUIPMENT FINANCE, A DIVISION OF KEY CORPORATE CAPITAL INC., ("Assignee"), all of Assignor's right, title and interest in and to the Purchase Agreement (the "Purchase Agreement") dated as of April 10, 2003 between Assignor and GARTNER STORAGE & SORTER SYSTEMS (the "Supplier"), pursuant to which Assignor has agreed to purchase goods and other property (the "Equipment") from the Supplier (including, but not limited to, the right to become direct purchaser of the Equipment thereunder), together with all Assignor's right, title and interest in and to the Equipment, for the purpose of securing the payment and performance of the Secured Obligations (as defined in the Progress Payment Loan and Security Agreement dated as of June 23, 2003 between Assignee, as lessor, and Assignor, as lessee).

      Assignor covenants and agrees that it shall not modify, amend, terminate or release the Purchase Agreement without the prior written consent of Assignee.

      Assignor and Assignee mutually agree that the acceptance by Assignee of this Assignment of Purchase Agreement, with all of the rights, powers, privileges and authority so created, shall not be deemed or construed to obligate Assignee to assume any obligation or responsibility of Assignor under the Purchase Agreement, nor shall Assignee be liable for the nonperformance of any such obligation or responsibility.

      THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

      IN WITNESS WHEREOF, Assignor has caused this Assignment of Purchase Agreement to be executed as of June 23, 2003.

ASSIGNOR:

ASHWORTH, INC.

X /s/ Peter Case
  -------------
Name: Peter Case
Title: VP of Finance

                                                                      C#: 136825
                                                                      L#: 136826

(KEY GRAPHIC)                                           CERTIFICATE OF AUTHORITY
--------------------------------------------------------------------------------

I, Halina Balys                    do hereby certify as follows:
  --------------------------------

1.    I am the duly elected, qualified and serving   Corporate Secretary      of
                                                   --------------------------
      ASHWORTH, INC.,  a Delaware corporation (the "Company") and I [  ] am
      [ X ] am not the Company's sole elected corporate officer and the sole owner of the Company.

2. The execution, delivery and performance of all documents relating to the financing of certain items of personal property described in a Master Equipment Lease Agreement, any Security Agreement or Guaranty and various equipment schedules, promissory notes and other documents (including master security agreements, progress payment documents, assignment and assumption agreements and bills of sale) from time to time entered into with respect thereto between Key Equipment Finance, a Division of Key Corporate Capital Inc. ("KEF") and Company (collectively, the "Transaction Documents") have been duly authorized by the Company and have been or will be duly and validly executed and delivered on behalf of Company if executed by the persons whose names, titles and signatures appear below (the "Authorized Signatories"); the Authorized Signatories have been duly elected, qualified and are acting officers and/or authorized signatories of the Company holding the offices indicated and that the signatures appearing opposite their names are the genuine signatures of such Authorized Signatories.

3. The Company's execution, delivery and performance of the Transaction Documents (i) have been duly authorized by all necessary action on the part of the Company, (ii) do not conflict with or result in the breach of any provisions of, as applicable, the Certificate of Incorporation, Articles of Incorporation or By-laws; Operating Agreement; Partnership Agreement or Trust Agreement of the Company, or of any agreement or other instrument to which the Company is a party or by which it is bound, or, to its knowledge, any applicable law, judgment, order, writ, injunction decree, rule or regulation of any court, administrative agency or other governmental authority or constitute a default under any thereof and (iii) do not require the consent, approval or other authorization of or by any court, administrative agency or other authority or person.

4. KEF and its successors and assigns are authorized to rely on this Certificate of Authority until 45 days after the receipt by KEF of written notice from an Authorized Officer of Company expressly advising KEF that this Certificate of Authority may no longer be relied upon. Any such notice shall be mailed or hand delivered to Key Equipment Finance, 66 South Pearl Street, Albany, NY 12207.

            NAME OF SIGNATORY         SIGNATURE          TITLE OF SIGNATORY


               Peter Case           /s/ Peter Case          VP of Finance
        ------------------------   ----------------   ------------------------


        ------------------------   ----------------   ------------------------


        ------------------------   ----------------   ------------------------

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of
this corporation this  23   day of  June         , 2003.
                      -----        --------------

                                   By: /s/ Halina Balys
                                       -----------------------
[SEAL]                             Name: Halina Balys
                                   Title: Corporate Secretary